SCHEDULE 14C INFORMATION

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AdvisorShares Trust

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ADVISORSHARES STAR GLOBAL BUY-WRITE ETF

a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 26, 2017

As a shareholder of the AdvisorShares STAR Global Buy-Write ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change in control of the sub-adviser of the Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On March 1, 2017, Partnervest Financial Group LLC, the parent company of Partnervest Advisory Services, LLC (“Partnervest”), the investment sub-adviser to the Fund, concluded a transaction with Elysian Capital Holdings LLC (“Elysian) pursuant to which Elysian acquired a material ownership interest in Partnervest Financial Group LLC. The transaction caused a change in control of Partnervest Financial Group LLC and Partnervest under the Investment Company Act of 1940 and resulted in the assignment and automatic termination of the Partnervest investment sub-advisory agreement pursuant to which Partnervest served as sub-adviser to the Fund (the “Prior Sub-Advisory Agreement”). At a meeting held on February 28, 2017, the Trust’s Board of Trustees approved a new investment sub-advisory agreement between AdvisorShares Investments, LLC and Partnervest pursuant to which Partnervest continues to serve as sub-adviser to the Fund under the same terms as provided for in the Prior Sub-Advisory Agreement.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Adviser, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the terms of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by the Fund’s shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at http://www.advisorshares.com/fund/vega. The Information Statement will be available on the website until at least August 25, 2017. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 877-843-3831. The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 877-843-3831 or visiting advisorshares.com.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or call 1-877-843-3831. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

ADVISORSHARES STAR GLOBAL BUY-WRITE ETF

a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

INFORMATION STATEMENT

May 26, 2017

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of AdvisorShares STAR Global Buy-Write ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits AdvisorShares Investments, LLC (the “Adviser”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to enter into or materially amend a sub-advisory agreement with an unaffiliated sub-adviser.

New Sub-Advisory Agreement with Partnervest Advisory Services, LLC

On March 1, 2017, Partnervest Financial Group LLC, the parent company of Partnervest Advisory Services, LLC (“Partnervest”), the investment sub-adviser to the Fund, concluded a transaction with Elysian Capital Holdings LLC (“Elysian”) pursuant to which Elysian acquired a larger ownership interest in Partnervest Financial Group LLC (the “Transaction”). The Transaction caused a change in control of Partnervest Financial Group LLC and Partnervest under the Investment Company Act of 1940 (the “1940 Act”) and resulted in the assignment and automatic termination of the investment sub-advisory agreement dated October 28, 2011, between the Adviser and Partnervest pursuant to which Partnervest served as sub-adviser and provided sub-advisory services to the Fund (the “Prior Sub-Advisory Agreement”). At a meeting held on February 28, 2017 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust as defined by the 1940 Act (the “Independent Trustees”), approved a new investment sub-advisory agreement between the Adviser and Partnervest (the “New Sub-Advisory Agreement”) pursuant to which Partnervest continues to serve as sub-adviser to the Fund under the same terms as provided for in the Prior Sub-Advisory Agreement, including the rate of compensation.

Considerations by the Board of Trustees

At the Meeting, the Board considered the approval of the New Sub-Advisory Agreement, noting that it had considered and approved the annual renewal of the Prior Sub-Advisory Agreement at its August 2016 meeting. The Board considered and discussed information and analysis provided by the Adviser and Partnervest over the course of Partnervest’s service to the Fund as sub-adviser. At the Meeting, the Board also discussed information provided by Partnervest and the Adviser about the Transaction. The Board considered all factors that it deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board are addressed in more detail below.

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In considering the nature, extent and quality of the services provided by Partnervest, the Board reviewed the portfolio management services provided to the Fund.  The most recent Form ADV for Partnervest had been provided to the Board at the August 2016 meeting, as were Partnervest’s responses to a detailed series of questions that requested, among other things, information about its business, services, and compensation. The Board considered Partnervest’s overall quality of personnel, operations, and financial condition, its investment advisory capabilities, and information concerning its compliance function, operational capabilities, and portfolio management team. The Board noted that the Transaction is expected to bring in additional equity capital to Partnervest Financial Group LLC. Based on its review, the Board concluded that it was satisfied with the nature, extent and quality of the services provided to the Fund by Partnervest.

The Board reviewed information regarding the Fund’s performance, including information regarding factors impacting the performance of the Fund, outlining current market conditions, and explaining Partnervest’s expectations and strategies for the future. Based on this information, the Board concluded that it was satisfied with the investment results that Partnervest has been able to achieve for the Fund.

In considering whether the sub-advisory fee payable with respect to the Fund was reasonable, the Board had reviewed at the August 2016 meeting the sub-advisory fee paid by the Adviser to Partnervest, the fees waived and/or expenses reimbursed by Partnervest over the period, the costs and other expenses incurred by Partnervest in providing advisory services, and the profitability analysis with respect to the Fund. The Board noted that it had also reviewed information comparing the advisory fees paid by the Fund to those paid by comparable funds. The Board noted that the proposed fee under the New Sub-Advisory Agreement is the same as the fee under the Prior Sub-Advisory Agreement. The Board concluded that the fee appeared reasonable in light of the services rendered.

At the August 2016 meeting, the Board considered whether economies of scale were realized for the Fund, noting the fee waivers and expense reimbursements by the Adviser and Partnervest. The Board determined to reassess at an appropriate time in the future whether the advisory fee appropriately took into account any economies of scale that had been realized as a result of any significant asset growth of the Fund.

Based on its deliberations, the Board, including the Independent Trustees, unanimously concluded that the terms of the New Sub-Advisory Agreement, including the fee, are fair and reasonable in light of the services that Partnervest provides to the Fund and approved the New Sub-Advisory Agreement.

Information about the Adviser

The Adviser, located at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, has served as the investment adviser for the Fund since its inception on September 17, 2012. The Adviser oversees Partnervest to ensure its compliance with the investment policies and guidelines of the Fund and monitors Partnervest’s adherence to its investment style. The terms of the Fund’s investment advisory agreement with the Adviser are unaffected by the approval of the New Sub-Advisory Agreement.

Information about Partnervest Advisory Services, LLC

Partnervest, a limited liability company with offices at 1216 State Street, 3rd Floor, Santa Barbara, California 93101, serves as investment sub-adviser to the Fund. Partnervest is responsible for the day-to-day portfolio management of the Fund and selects the Fund’s investments according to the Fund’s investment objective, policies and restrictions. Partnervest is an investment adviser registered with the SEC.

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The names and principal occupations of the principal executive officers and the directors of Partnervest are listed below:

Name	Principal Occupation

Kenneth R. Hyman	President, Chief Executive Officer, Chief Compliance Officer and Managing Member

A. Nicholas Georggin	General Counsel

David Young	Chief Investment Officer

Lisa Harline	Chief Financial Officer

Matt Khan	Chief Business Development Officer

The following portfolio managers are primarily responsible for the day-to-day management of the Fund:

Kenneth R. Hyman, President and Chief Executive Officer

Mr. Hyman founded Partnervest Financial Group, LLC, the Sub-Advisor’s parent, in 2001 and is responsible for the direction and oversight of the Sub-Advisor’s business, financial, and operational affairs. He also serves as Co-Portfolio Manager and member of the Investment Management Committee overseeing the STAR Asset Management program. Established in 2001, the Sub-Advisor provides investment management solutions to investors and the advisors that serve them. Prior to establishing Partnervest Financial Group, LLC, Mr. Hyman was the Senior Executive and Financial Officer for Integral Securities, Inc. and Integral Securities Europe Ltd. He was also the President and Sole-Proprietor of a financial services consulting firm that operated under the name “Partnervest” and specialized in operations, e-commerce, financial operations, compliance and regulatory issues, product and service development, and business strategies. Prior to his time at Partnervest and Integral, Mr. Hyman was the Managing Principal and Chief Operating Officer of Mercer Global Securities and the Director of Operations for Mercer Global Advisors, one of the nation’s largest fee-only financial planning and investment management firms. He was also the Vice President of trading for Associated Financial Group, a financial services company providing support to more than 328 representatives in over 179 branch and satellite offices.

David Young, CFA, Chief Investment Officer

Mr. Young joined Partnervest Advisory Services in 2015 and serves as Chief Investment Officer and member of the Investment Management Committee. He is also the Chief Executive Officer of Anfield Capital Management LLC, an SEC registered investment advisory firm that he founded in 2009. Anfield specializes in risk- based global allocation and fixed income strategies. Prior to founding Anfield, Mr. Young spent 15 years at PIMCO, focusing on investment strategy, portfolio management and asset allocation. While there, he formed and chaired the first multi-asset investment committee and headed the account management group in London. Mr. Young holds the Chartered Financial Analyst designation, an MBA with a concentration in Finance from the Paul Merage School of Business at the University of California, Irvine and degrees in Economics and Political Science from UC, Irvine, where he has also served as an adjunct professor.

Peter Van De Zilver, Portfolio Manager

Mr. Van De Zilver joined Partnervest Advisory Services in 2015 and serves as portfolio manager and member of the Investment Management Committee. He is also the Director of Portfolio Analytics and Risk Management at Anfield Capital Management LLC, an SEC registered investment advisory firm and has been with them since 2012. Anfield specializes in risk-based global allocation and fixed income strategies. Mr. Van De Zilver has over 20 years of investment management experience and served in a senior position at PIMCO in the Portfolio Analytics group until he took early retirement 2010. At PIMCO he was responsible for the architecture, development and implementation of many analytics and risk management systems. Mr. Van De Zilver holds the Chartered Financial Analyst designation and degrees in Physics, Mathematics and Economics from the Universities of Utrecht and Amsterdam, as well as an MA degree in Economics from the University of Southern California.

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Terms of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are the same as the terms of the Prior Sub-Advisory Agreement. After the initial two-year term, the continuance of the agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Trustees who are not parties to the agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.

The agreement will terminate automatically in the event of its assignment, or in the event of a termination of the advisory agreement between the Trust and the Adviser, and is terminable at any time without penalty by the Board, by a majority of the outstanding shares of the Fund, or by the Adviser on 60 days’ written notice to Partnervest, or by Partnervest on 120 days’ written notice to the Adviser and the Fund. The agreement provides that Partnervest shall not be protected against liability by reason of its willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties in the performance of its obligations under the agreement.

Partnervest is entitled to an annual fee of 0.85% for its investment sub-advisory services to the Fund. This rate is the same as that paid under the Prior Sub-Advisory Agreement. All sub-advisory fees are paid by the Adviser and not the Fund. Because the Adviser pays Partnervest out of the fee it receives from the Fund, there is no duplication of advisory fees paid. For the fiscal year ended June 30, 2016, the aggregate fee paid by the Adviser to Partnervest was $158,899.38.

General Information

Other Service Providers. The Trust’s administrator, custodian, transfer agent and securities lending agent is The Bank of New York Mellon, which is located at 101 Barclay Street, New York, New York 10286. The Fund’s distributor is Foreside Fund Services, LLC, which is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 1111 Pennsylvania Avenue, NW, Washington, DC 20006.

Affiliated Broker Commissions. No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended June 30, 2016.

Share Ownership. As of April 28, 2017, the following shareholders owned of record more than 5% of the Fund’s assets:

Participant Name	Percentage of Ownership
TD Ameritrade Clearing, Inc.	56.10%
Pershing LLC	28.11%
Merrill Lynch, Pierce, Fenner & Smith, Inc.	6.20%

As of April 28, 2017, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Fund.

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Financial Information. The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by contacting AdvisorShares Trust, 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, or by calling 1-877-843-3831, or by visiting advisorshares.com.

Shareholder Proposals. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board has been elected by shareholders). Any shareholders desiring to present a proposal for consideration at the next shareholder meeting must submit the proposal in writing so that it is received by within a reasonable time before any meeting. A proposal should be sent to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814.

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